Note: Net2Phone CEO Stephen Greenberg will host a conference call at 4:30 p.m. EST today. The call can be accessed at www.net2phone.com/corporate/ir/ or www.vcall.com. A replay of the conference call will be available online as well.

CONTACT: Sarah Hofstetter Net2Phone Corporate Communications 973-438-3838/sarah@net2phone.com

Net2Phone Reports 3rd Quarter Fiscal 2003 Results
Revenue increases; Gross margin remains above 40%

Unveils plan to provide improved transparency of business results and flexibility to create partnerships with cable operators or other interested parties

NEWARK, NJ – June 9, 2003 – Net2Phone, Inc. (Nasdaq: NTOP), a leading provider of Voice over IP (VoIP) services, announced results for the third quarter ended April 30, 2003. The company also unveiled its plan to provide additional clarity regarding the financial results of its business operations as well as a strategy to accommodate the varying business needs of cable operators ready to deploy a residential telephony service.

Financial Results

Consolidated revenues for the third quarter totaled $23.8 million, as compared to $23.1 million in the prior quarter. Gross margins for the third quarter were above 40% for the eighth consecutive quarter, at 40.5%.

Loss from operations for the quarter was ($9.8) million compared to ($139.6) million during the prior year’s quarter. EBITDA (earnings before interest, taxes, depreciation & amortization) for the quarter was ($7.5) million compared to ($132.5) million during the prior year’s quarter. Both loss from operations and EBITDA include certain non-operational and/or non-recurring items that management excludes in assessing the Company’s performance. As a result, the Company also reports adjusted EBITDA, which excludes the impact these aforementioned items have on the Company’s results. The company believes adjusted EBITDA provides investors with a measure of the company’s operational progress that corresponds with the measure used by management.

Net2Phone’s adjusted EBITDA for the quarter was ($3.1) million, an 8% quarterly improvement over adjusted EBITDA of ($3.4) million in the prior quarter, and a 73% year over year improvement over adjusted EBITDA of ($11.4) million. EBITDA and adjusted EBITDA are not terms defined by generally accepted accounting principles (GAAP) and may not be comparable to other similarly titled measures prepared by other companies. The attached Condensed Consolidated Statements of Operations provides a reconciliation of adjusted EBITDA and EBITDA to GAAP measures and other information.

Capital expenditures during the third quarter totaled $1.2 million. As of April 30, 2003 the Company held a total of $102.0 million in cash, cash equivalents and marketable securities, as compared to $111.6 million at the end of the prior quarter.

New Corporate Structure

The Company’s management today also announced a planned change in its corporate structure. This plan, which is subject to approval by the Board of Directors, calls for the creation of two wholly-owned operating subsidiaries and is intended to provide the investment community with a clearer picture of Net2Phone’s operations, and the ability to understand the value elements of its two business lines. Net2Phone, Inc., which will act as a holding company, will own both subsidiaries. The company plans to provide segment reporting of the results of these subsidiaries as their structures are completed in the fourth quarter of fiscal 2003. The new structure will also allow each of the newly created units to facilitate its growth opportunities through investments by strategic partners in each subsidiary, if appropriate.

One of the new subsidiaries, Net2Phone Global Services (NGS), is to be comprised of the company’s international retail VoIP business and domestic calling card business, while the second, Net2Phone Cable Telephony (NCT), is focused on delivering an end-to-end managed telecommunications solution to cable operators utilizing VoIP technology.

The NGS business unit primarily aligns itself with international regional partners that purchase calling time or hardware products combined with calling time. This unit is expanding its market opportunities by entering newly liberalized markets, diversifying products to cater to businesses, as well as penetrating established markets with competitive offerings. NGS will also incorporate Net2Phone’s rechargeable calling card business under its purview. This business line delivers attractive margins with low churn.

NCT will be responsible for empowering cable operators with all the tools they need to bring residential cable telephony to their customers in the US, Western Europe and Latin America. Net2Phone believes that its value proposition to a cable operator is attractive because it minimizes financial, operational and technical risks for the cable operator while giving them a flexible scalable proven product to take to market.

“With VoIP on the cusp of reaching critical mass and cable telephony taking off, now is the opportune time to showcase two distinct operating units and enhance the standalone value of each subsidiary,” said Net2Phone CEO Stephen Greenberg. “Through intense discussions with cable operators, we have learned that the needs of each provider vary based on balance sheet, personnel and existing telephony infrastructure. We can now tailor our cable telephony models to suit the needs of the cable industry, while presenting NGS’ results of operations through segment reporting.”

Founded in 1995, Net2Phone is a leading provider of retail voice services over IP networks worldwide. With millions of users around the world, Net2Phone enables toll-quality calls between computers, telephones, and broadband devices utilizing IP networks. Recognized as the first Company to bridge the Internet with the public switched telephone network, Net2Phone has routed billions of minutes of traffic over its award-winning network. Incorporated within the company are (1) Net2Phone Global Services, which sells retail VoIP solutions globally and (2) Net2Phone Cable Telephony, which has developed a fully outsourced standards-compliant telephony solution for cable operators. Traded on the NASDAQ under the symbol NTOP, Net2Phone’s strategic partners and investors include Liberty Media Corporation (NYSE: LMC.A; LMC.B) and IDT Corporation (NYSE: IDT; IDT.C).

For more information about Net2Phone’s products and services, please visit www.net2phone.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties and actual results could differ materially from those discussed in the forward-looking statements. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Factors which may affect the Company’s results include, but are not limited to, the Company’s ability to expand its customer base, the Company’s ability to develop additional and leverage its existing distribution channels for its products and solutions, dependence on strategic and channel partners including their ability to distribute the Company’s products and meet or renew their financial commitments, the Company’s ability to address international markets, the effectiveness of the Company’s sales and marketing activities, the acceptance of the Company’s products in the marketplace, the timing and scope of deployments of the Company’s products by customers, fluctuations in customer sales cycles, customers’ ability to obtain additional funding, technical difficulties with respect to the Company’s products or products in development, the need for ongoing product development in an environment of rapid technological change, the emergence of new competitors in the marketplace, the Company’s ability to compete successfully against established competitors with greater resources, the uncertainty of future governmental regulation, the Company’s ability to manage growth, obtain patent protection, and obtain additional funds, general economic conditions and other risks discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2002, and its other filings with the Securities and Exchange Commission. All forward-looking statements and risk factors included in this document are made as of the date hereof, based on information available to the Company as of the date thereof, and the Company assumes no obligation to update any forward-looking statement or risk factors.

Net2Phone, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended April 30,		Nine months ended April 30,
(in thousands, except per share amounts)	2003	2002	2003	2002

Revenue	$23,788	$30,564	$70,787	$111,293

Direct cost of revenue	14,158	16,830	40,386	63,412
Selling, general and administrative	12,738	25,098	40,961	99,661
Depreciation and amortization	2,305	7,046	7,160	21,116
Restructuring, severance, impairment and other items	1,708	114,436	7,584	135,633
Settlement of Cisco litigation	–	–	(58,034)	–
Acquired in-process research and development	–	–	–	13,850
Non-cash compensation	2,709	6,735	7,058	17,919

Total cost and expense	33,618	170,145	45,116	351,591

Income (loss) from operations	(9,830)	(139,581)	25,671	(240,298)
Interest income, net	531	584	1,930	3,442
Other Income (loss)	(73)	(8,179)	(67)	(8,288)

Income (loss) before minority interests	(9,372)	(147,176)	27,534	(245,144)

Minority interests	(84)	(8,685)	(60)	(18,983)

Net income (loss)	(9,288)	(138,491)	27,594	(226,161)

Redeemable common stock accretion	–	–	–	(133)

Net income (loss) available to common stockholders	$(9,288)	$(138,491)	$27,594	$(226,294)

Net income (loss) per common share-basic and diluted	$(0.16)	$(2.35)	$0.46	$(3.89)

Weighted Average number of common shares used in the calculation of basic net loss per common share	59,758	59,042	59,634	58,162

Weighted Average number of common shares used in the calculation of diluted net loss per common share	59,758	59,042	59,711	58,162

Income (loss) from operations	(9,830)	(139,581)	25,671	(240,298)
Add back: Depreciation and amortization	2,305	7,046	7,160	21,116

EBITDA	$(7,525)	$(132,535)	$32,832	$(219,182)

EXCLUDING
Inventory obsolescence expense	–	–	–	2,524
Non-recurring SG&A expense	–	–	415	3,001
Settlement of Cisco litigation	–	–	(58,034)	–
Restructuring, severance, impairment and other items	1,708	114,436	7,584	135,633
Acquired in-process R&D	–	–	–	13,850
Non-cash compensation	2,709	6,735	7,058	17,919

Adjusted EBITDA	$(3,108)	$(11,364)	$(10,145)	$(46,255)

	April 30, 2003	July 31, 2002

Total cash, cash equivalents and marketable securities	$102,042	$108,690
Fixed assets (net)	27,839	32,875
Total assets	155,204	171,696
Total Stockholders’ Equity	91,661	56,602